Exhibit 8.1

Subsidiaries

As of December 31, 2020, we owned, directly or indirectly, the following subsidiaries.

Name of entity	Our interest	Jurisdiction of incorporation
CNOOC China Limited	100%	Tianjin, PRC
CNOOC International Limited	100%	British Virgin Islands
China Offshore Oil (Singapore) International Pte Ltd	100%	Singapore
CNOOC Finance (2003) Limited	100%	British Virgin Islands
CNOOC Energy U.S.A. LLC	100%	Delaware, USA
CNOOC Southeast Asia Limited	100%	Bermuda
CNOOC Africa Holding Ltd.	100%	British Virgin Islands
CNOOC Africa Ltd.	100%	British Virgin Islands
CNOOC SES Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Poleng Ltd.	100%	Labuan, F.T., Malaysia
CNOOC Madura Ltd.	100%	Labuan, F.T., Malaysia
CNOOC NWS Private Limited	100%	Singapore
CNOOC Australia E&P Pty Ltd	100%	Australia
CNOOC Muturi Holding Limited	100%	British Virgin Islands
CNOOC Muturi Limited	100%	The Isle of Man
CNOOC Australia Limited	100%	British Virgin Islands
CNOOC Exploration & Production Nigeria Limited	100%	Nigeria
CNOOC Hong Kong Holding Limited	100%	Hong Kong
CNOOC Congo SA	100%	Republic of Congo
CNOOC Caspian (Kazakhstan) Ltd.	100%	Cayman Islands
CNOOC Australia International Holdings Private Limited	100%	Singapore
CNOOC Australia Energy Capital Management Pty Ltd	100%	Australia
CNOOC Batanghari Ltd.	100%	Labuan, F.T.,Malaysia
CNOOC Palung Aru Ltd.	100%	Labuan, F.T.,Malaysia
CNOOC FPSO Holding Limited	100%	Liberia
CNOOC Uganda (BVI) Ltd	100%	British Virgin Islands
De coöperatieve vereniging CNOOC Netherlands U.A.	100%	The Netherlands
CNOOC Netherlands B.V.	100%	The Netherlands
CNOOC Uganda Ltd	100%	Uganda
CNOOC Deepwater Development Limited	100%	Zhuhai, PRC
CNOOC Hainan Dock Limited	100%	Hainan, PRC
CNOOC Iraq Limited	100%	British Virgin Islands
CNOOC Finance (2011) Limited	100%	British Virgin Islands
CNOOC Reserves Fund I, Ltd.	100%	Cayman Islands
CNOOC Luxembourg S.à r.l.	100%	Luxembourg

CNOOC Finance (2012) Limited	100%	British Virgin Islands
CNOOC Finance (2013) Limited	100%	British Virgin Islands
Husky - CNOOC Madura Limited *	40%	British Virgin Islands
Chaoyang Petroleum (BVI) Limited*	50%	British Virgin Islands
Chaoyang Petroleum (Trinidad) Block 3A Limited*	50%	Barbados
Chaoyang Petroleum (Trinidad) Block 2C Limited*	50%	Barbados
BC Energy Investments Corp*	50%	British Virgin Islands
PNG Energy Limited	70%	British Virgin Islands
GINI Energy Ltd	70%	Papua New Guinea
CNOOC Iceland ehf.	100%	Iceland
CNOOC Luxembourg Holding S.à r.l.	100%	Luxembourg
CNOOC PETROLEUM BRASIL LTDA	100%	Brazil
CNOOC International Energy Services (Beijing) Limited	100%	Beijing, PRC
China Offshore Oil Corporation E&P Mexico, S.A.P.I. de C.V.	100%	Mexico
China Offshore Oil Corporation E&P Services Mexico, S.A.P.I. de C.V.	100%	Mexico
CNOOC New Zealand E&P Limited	100%	New Zealand
CNOOC Finance (2015) Australia Pty Ltd	100%	Australia
Canadian Nexen Petroleum East Al Hajr Ltd.	100%	Alberta, Canada
CanadianOxy Offshore Production Co.	100%	Delaware, USA
CNOOC Canada Energy Ltd.	100%	British Columbia, Canada
CNOOCFinance (2014) ULC	100%	Nova Scotia, Canada
CNOOC Petroleum Guyana Limited	100%	Barbados
CNOOC UK Limited	100%	England and Wales
CNOOC West Africa Petroleum E & P SA	100%	Senegal
ICM Assurance Ltd.	100%	Barbados
CNOOC Energy Acquisitions Holdings Limited	100%	Jersey
Nexen Energy Capital Management U.S.A. Inc.	100%	Delaware, USA
CNOOC Energy Holdings International Limited	100%	Jersey
CNOOC Energy Holdings U.S.A. Inc.	100%	Delaware, USA
CNOOC Marketing U.S.A. Inc.	100%	Delaware, USA
CNOOC Petroleum North America ULC	100%	British Columbia, Canada
CNOOC Ettrick U.K. Limited	100%	England and Wales
CNOOC Holdings U.S.A. Inc.	100%	Delaware, USA
CNOOC Holdings West Africa Limited	100%	Jersey
Nexen Oil & Gas Holdings U.S.A. LLC.	100%	Delaware, USA
Nexen Oilfield Services Nigeria Limited	100%	Jersey
CNOOCPetroleum Colombia Limited	100%	Jersey
Nexen Petroleum Deepwater Nigeria Limited	100%	Nigeria
CNOOC Petroleum Farragon U.K. Limited	100%	England and Wales

Nexen Petroleum Exploration and Production Nigeria Limited	100%	Nigeria
Nexen Petroleum Nigeria Limited	100%	Nigeria
CNOOC Petroleum Offshore U.S.A. Inc.	100%	Delaware, USA
Nexen Petroleum Operations Yemen Limited	100%	Jersey
CNOOC Petroleum Sales U.S.A. Inc.	100%	Texas, USA
Nexen Petroleum U.K. Holdings Limited	100%	England and Wales
CNOOC Petroleum Europe Limited	100%	England and Wales
CNOOC Petroleum U.S.A. Inc.	100%	Delaware, USA
Nexen Resource Holdings U.K. Limited	100%	England and Wales
Wascana Energy 2001 Ltd.	100%	Saskatchewan, Canada
Canadian Nexen Petroleum Yemen	100%	Alberta, Canada
CNOOC Marketing Canada	100%	Alberta, Canada
CNOOC Nigerian Holdings Coöperatief U.A	100%	The Netherlands
CNOOC Oil Sands Canada	100%	Alberta, Canada
CNOOC Finance (2015) U.S.A. LLC	100%	Delaware, USA
CNOOC Petroleum Mauritania Limited	100%	England and Wales
CEPR Limited	100%	Hong Kong
CNOOC U.K. MARKETING LIMITED	100%	England and Wales
CNOOC Renwable Energy Co., Ltd.	100%	Shanghai, PRC
China United Coalbed Methane Corporation Ltd.	100%	Beijing, PRC
Zhonglian Huarui Gas Co., Ltd.	51%	Beijing, PRC
China United Coalbed Methane (Shanxi) Corporation Ltd.	100%	Shanxi, PRC
Shaanxi China United Shentou Gas Ltd.	51%	Shanxi, PRC
Shantou City Haojiang District Haidian VI Renewable Development Co., Ltd	80%	Guangdong, PRC
Shantou City Haojiang District Chaodian VI Renewable Power Generation Co., Ltd.	80%	Guangdong, PRC
CNOOC Dongying Oilfield Development Co., Ltd	85%	Shandong, PRC
CNOOC ELS LLC	100%	Russia
CNOOC INTERNATIONAL TRADING Co., Ltd.	100%	Hainan, PRC
CNOOC INTERNATIONAL TRADING (Beijing) Co., Ltd.	100%	Beijing, PRC

*We and our partners jointly control these entities.